EXHIBIT 99.1

Celladon Announces Results of Special Meeting

San Diego, CA March 21, 2016 – Celladon Corporation (Nasdaq: CLDN) announced today that, based upon the final vote count certified by the independent inspector of elections for the special meeting of stockholders held March 21, 2016, stockholders approved all of the merger-related proposals, including: (i) the merger and issuance of Celladon common stock pursuant to the Agreement and Plan of Merger and Reorganization, dated November 18, 2015, by and among Celladon, Celladon Merger Sub, Inc. and Eiger BioPharmaceuticals, Inc., (ii) a 1-for-15 reverse stock split of Celladon common stock and (iii) changing the name of the Company from “Celladon Corporation” to “Eiger BioPharmaceuticals, Inc.” The reverse stock split will become effective immediately following the close of trading on March 22, 2016, and the closing of the merger and name change are expected to occur immediately thereafter. The consolidated common shares for the combined company are expected to commence trading on The NASDAQ Global Market under the symbol “EIGR” on March 23, 2016.

“We are very pleased with the affirmative vote at today’s special meeting of stockholders concerning our merger with Eiger and we now look forward to closing this transaction,” stated Fredrik Wiklund, Celladon’s President and Chief Executive Officer.

As a result of the reverse stock split, every 15 shares of Celladon common stock outstanding will be combined and reclassified into one share of post-closing Eiger common stock. No fractional shares will be issued in connection with the reverse stock split. Instead, cash, based on the closing price of Eiger common stock on the NASDAQ Global Market on the closing date will be issued in lieu of fractions of shares.

Prior to the closing of the merger, Eiger is expected to receive gross proceeds of $39.5 million, including the conversion of $6.0 million in aggregate principal amount under, and all interest accrued on, convertible promissory notes of Eiger, in investment from a combination of certain current and new investors in Eiger. Upon the closing, each holder of Eiger common stock will receive approximately 0.09 shares of Celladon common stock, and upon the closing of the merger, the combined company will have approximately 7.3 million post-reverse split shares outstanding. The Eiger financing proceeds together with approximately $26.1 million in available, pre-merger cash on Celladon’s balance sheet, is expect to result in approximately $59 million in cash available for the combined businesses, before the payment of transaction and other fees.

Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning the structure, timing and completion of our proposed merger with Eiger, and Eiger’s future operations, financial position and revenue. Celladon and/or Eiger may not actually achieve the proposed merger or otherwise carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Celladon’s and Eiger’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the ability to consummate the proposed merger through the process being conducted by Celladon and Eiger. Risks and uncertainties facing Celladon are described more fully in Celladon’s periodic reports and the Form S-4 registration statement filed with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Celladon undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

CONTACTS

Celladon Corporation

Fredrik Wiklund

Email: investors@celladon.com